UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 2, 2021

Ventoux CCM Acquisition Corp.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-39830	84-2968594
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1 East Putnam Avenue, Floor 4 Greenwich, CT
(Address of Principal Executive Offices and Zip Code)

Registrant’s telephone number, including area code: (646) 465-9000

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	VTAQ	The Nasdaq Stock Market LLC
Warrants	VTAQW	The Nasdaq Stock Market LLC
Rights	VTAQR	The Nasdaq Stock Market LLC
Units	VTAQU	The Nasdaq Stock Market LLC

Item 4.02. Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

On November 15, 2021, Ventoux CCM Acquisition Corp. (the “Company”) filed its Quarterly Report on Form 10-Q for the quarter ended September 30, 2021 (the “Q3 Form 10-Q”), which included Note 2. Revision of Previously Issued Financial Statements (“Note 2”), a discussion of the revision of the Company’s previously issued financial statements for the classification of its shares of common stock subject to redemption issued as part of the units sold in the Company’s initial public offering (the “IPO”). As described in Note 2, upon its IPO, the Company had previously determined the common stock subject to possible redemption to be equal to the redemption value of $10.00 per share of common stock while also taking into consideration that a redemption cannot result in net tangible assets being less than $5,000,001 on the basis that the Company will consummate its initial business combination only if the Company has net tangible assets of at least $5,000,001. Previously, the Company did not consider redeemable stock classified as temporary equity as part of net tangible assets. The Company’s management re-evaluated the conclusion and determined that the shares of common stock subject to redemption included certain provisions that require classification of such shares as temporary equity. As a result, management noted a reclassification adjustment related to temporary equity and permanent equity. This resulted in an adjustment to the initial carrying value of the shares of common stock subject to possible redemption with the offset recorded to additional paid-in capital (to the extent available), accumulated deficit and common stock.

As described in Note 2, originally the Company determined the changes were not qualitatively material to the Company’s previously issued financial statements and revised its previously financial statements in Note 2 in its Q3 Form 10-Q. However, upon further consideration of the nature of the changes, the Company determined that the change in classification of the shares of common stock subject to redemption and change to its presentation of earnings per share to be material quantitatively and that the Company should restate its previously issued financial statements.

On December 2, 2021, the Audit Committee of the Company’s Board of Directors (the “Audit Committee”) concluded, after discussion with the Company’s management, that (i) certain items on the Company’s audited balance sheet dated as of December 30, 2020 and its pro forma balance sheet as of January 5, 2021, which were related to the IPO, (ii) the Company’s audited financial statements as of and for the period ended December 31, 2020 included in the Company’s Annual Report on Form 10-K/A for the year ended December 31, 2020 (the “Annual Report”), (iii) the Company’s unaudited statements as of and for the period ended March 31, 2021 included in the Company’s Quarterly Reports on Form 10-Q for such quarter, (iv) the Company’s unaudited statements as of and for the period ended June 30, 2021 included in the Company’s Quarterly Reports on Form 10-Q for such quarter, and (v) the Company’s unaudited statements as of and for the period ended September 30, 2021 included in the Company’s Quarterly Reports on Form 10-Q for such quarter (collectively, the “Affected Periods”), should no longer be relied upon. The Company plans to restate its financial statements for all Affected Periods, and will file an amended Annual Report and an amended Q3 Form 10-Q.

The Company’s management and the Audit Committee have discussed the matters disclosed in this Current Report on Form 8-K pursuant to this Item 4.02 with WithumSmith+Brown, PC, the Company’s independent registered public accounting firm.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: December 2, 2021

VENTOUX CCM ACQUISITION CORP.

By:	/s/ Edward Scheetz
Name:	Edward Scheetz
Title:	Chief Executive Officer

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